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[QUALCOMM LOGO] NEWS RELEASE
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FOR IMMEDIATE RELEASE

                                                           [QUALCOMM LETTERHEAD]

                    QUALCOMM FILES LAWSUIT AGAINST MOTOROLA

SAN DIEGO -- March 6, 1997 -- QUALCOMM Incorporated (NASDAQ: QCOM) today announced it had filed a lawsuit yesterday against Motorola Inc. in federal court in San Diego for a declaratory judgment that QUALCOMM's products do not infringe any patents held by Motorola. QUALCOMM's complaint states that Motorola has asserted that certain QUALCOMM products infringe patents held by Motorola, and QUALCOMM's lawsuit seeks a judicial declaration that its products do not infringe.

The complaint also charges that QUALCOMM and Motorola entered into patent and technology license agreements in 1990 which preclude Motorola from asserting infringement of the patents. QUALCOMM's complaint also alleges that Motorola has claimed that QUALCOMM's recently announced "Q" Phone infringes a design patent of Motorola's as well as trade dress and common law rights relating to the appearance of certain Motorola wireless telephone products. QUALCOMM's complaint denies that the

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QUALCOMM Files Lawsuit Against Motorola                             Page 2 of 3

"Q" Phone infringes any rights of Motorola and requests a judicial finding that QUALCOMM's products are free of any infringement.

"QUALCOMM was careful to respect the intellectual property rights of others, and in the course of designing any new product we seek to ensure that our design does not infringe the rights of any other companies," said Harvey White, president QUALCOMM. "In our development of the "Q" Phone we followed our usual practice of verifying and checking existing patents. Our lawsuit seeks judicial confirmation that our judgment was correct."

Headquartered in San Diego, QUALCOMM develops, manufactures, markets, licenses and operates advanced communications systems and products based on its proprietary digital wireless technologies. The Company's primary product areas are the OmniTRACS(R) system (a geostationary satellite-based, mobile communications system providing two-way data and position reporting services), CDMA wireless communications systems and products and, in conjunction with others, the development of the Globalstar(TM) low-earth-orbit (LEO) satellite communications system. Other Company products include the Eudora Pro(TM) electronic mail software, ASIC products, and communications equipment and systems for government and commercial customers worldwide. For more information on QUALCOMM products and technologies, please visit the Company's web site at
<http://www.qualcomm.com/>

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Except for the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties, including timely product development and commercial implementation of the Company's CDMA technology, continued growth in the CDMA subscriber population and the scale up and operations of CDMA systems, timing and receipt of license fees and royalties, the Company's ability to successfully manufacture significant quantities of CDMA or other equipment on a timely and profitable basis and those related to performance guarantees, change in economic conditions of the various markets the Company serves, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended September 29, 1996 and most recent Form 10-Qs.

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QUALCOMM, OmniTRACS and Eudora are registered trademarks and Eudora Pro is a trademark of QUALCOMM Incorporated. Globalstar is a trademark of Loral Qualcomm Satellite Services, Incorporated.


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